SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Household Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-1239445
(State of incorporation)	(IRS Employer Identification No.)

2700 Sanders Road Prospect Heights, Illinois	60070
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-61964

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6% Notes due November 30, 2033	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item	1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 6% Notes due November 30, 2033 of Household Finance Corporation, a Delaware corporation (“Household”).

For a description of the 6% Notes due November 30, 2033 (the “Notes”), reference is made to (i) the Registration Statement of Household on Form S-3 (Registration No.333-61964), filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2001, as amended by Post-Effective Amendment No. 1 (ii) the Prospectus Supplement, dated November 20, 2003, to the Prospectus of Household dated August 13, 2003, describing the Notes filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (“Securities Act”), on November 24, 2003, and shall be incorporated by reference in this Registration Statement on Form 8-A.

Item	2. Exhibits.

No.	Description

99.1	Indenture for Senior Debt Securities, dated as of October 1, 1992, between Household and U.S. Bank Trust National Association, (formerly known as First Trust of Illinois, National Association, successor in interest to Bank of America Illinois, formerly known as Continental Bank, National Association), as Trustee, to be used in connection with the issuance of the Notes of Household incorporated herein by reference to Exhibit 4(d) to Household’s Registration Statement on
Form S-3 (No. 33-55043).

99.2	Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992 (incorporated herein by reference to Exhibit 4(b) to Household’s Registration Statement on Form S-3 No. 33-48854) to be used in connection with the issuance of the Notes of Household.

99.3	Form of Note (included in Exhibit 99.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOUSEHOLD FINANCE CORPORATION

Date: November 24, 2003	By:	/s/ PATRICK D. SCHWARTZ

Patrick D. Schwartz Assistant Secretary

Exhibit Index
No.	Description
99.1	Indenture for Senior Debt Securities, dated as of October 1, 1992, between Household and U.S. Bank Trust National Association, (formerly known as First Trust of Illinois, National Association, successor in interest to Bank of America Illinois, formerly known as Continental Bank, National Association), as Trustee, to be used in connection with the issuance of the Notes of Household incorporated herein by reference to Exhibit 4(d) to Household’s Registration Statement on Form S-3 (No. 33-55043).

99.2	Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992 (incorporated herein by reference to Exhibit 4(b) to Household’s Registration Statement on Form S-3 No. 33-48854) to be used in connection with the issuance of the Notes of Household.

99.3	Form of Note(included in Exhibit 99.2).